SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
AT&T Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	43-1301883

(State of Incorporation or Organization)	(I.R.S. Employer
Identification no.)

175 E. Houston
San Antonio, Texas	78205-2233

(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box:☑	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box: ☐

Securities Act registration statement file number to which this form
relates:	333-118476

(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered

6.375% Senior Notes due 2056	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:
None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered
          AT&T Inc., formerly known as SBC Communications Inc., (the “Company”) hereby incorporates by reference the description of its securities to be registered hereunder contained in the Prospectus dated May 24, 2005 under “Description of Debt Securities We May Offer” and in the Prospectus Supplement dated February 6, 2007, under “Description of the Senior Notes,” filed with the Commission on February 7, 2007 under Rule 424(b)(2), pursuant to an effective Registration Statement on Form S-3 (File No. 333-118476) filed with the Commission on August 23, 2004 under the Securities Act of 1933, as amended.
Item 2. Exhibits.
1.	Indenture, dated as of November 1, 1994, between SBC Communications Inc. (formerly Southwestern Bell Corporation) and The Bank of New York, as Trustee (incorporated by reference to Exhibit 4-a to the Company’s registration statement on Form S-3 (No. 33-56909)).

2.	Form of 6.375% Senior Note due 2056.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

AT&T INC.
Date: February 7, 2007	By:	/s/ Jonathan P. Klug
Jonathan P. Klug
Senior Vice President and Treasurer